Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 9, 2024, with respect to the consolidated financial statements of Webull Corporation, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
March 4, 2025